     As filed with the Securities and Exchange Commission on July 15, 1999
                                              Registration No. 333-___________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                               USDATA CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             75-2405152
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

    2435 NORTH CENTRAL EXPRESSWAY
          RICHARDSON, TEXAS                                         75080
(Address of principal executive offices)                          (Zip Code)

                            -----------------------

                USDATA CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            -----------------------

                                ROBERT A. MERRY
                            CHIEF EXECUTIVE OFFICER
                               USDATA CORPORATION
                         2435 NORTH CENTRAL EXPRESSWAY
                          RICHARDSON, TEXAS 75080-2722
                    (Name and address of agent for service)

                                 (972) 680-9700
         (Telephone number, including area code, of agent for service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                              PROPOSED                 PROPOSED
         TITLE OF                                             MAXIMUM                  MAXIMUM
        SECURITIES                 AMOUNT                     OFFERING                 AGGREGATE           AMOUNT OF
           TO BE                   TO BE                       PRICE                   OFFERING           REGISTRATION
        REGISTERED             REGISTERED (1)(2)           PER SHARE (3)(4)           PRICE (3)(4)           FEE (4)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $ 0.01
par value per share              200,000 SHARES               $ 3.14                  $ 628,000.00        $ 175.00
========================================================================================================================

(1) The securities to be registered include an aggregate of 200,000 shares reserved for issuance under the USDATA Corporation Employee Stock Purchase Plan (the "Plan").

(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)      Estimated solely for purpose of calculating the registration fee.

(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be $3.14, which is 85% of the average of the highest and lowest price per share of common stock on the NASDAQ National Market System on July 14, 1999.

                                     PART I

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         USDATA Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 31, 1999.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 14, 1999.

         (3) The description of the common stock of the Company contained in the Company's Registration Statement on Form S-1 filed with the Commission on April 12, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director
(a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided therein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of Article VI of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

         The Company's Bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The Company shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the Company's Bylaws as to expenses actually and reasonably incurred to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b) of Section 5.1 of the Bylaws of the Company. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Bylaws of the Company. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Company has the power to purchase and maintain, and has purchased and maintains, a directors and officers liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                  The following documents are filed as a part of this registration statement.

         Exhibit        Description of Exhibit

         4.1            USDATA Corporation Employee Stock Purchase Plan

         5.1            Opinion of Jenkens & Gilchrist, a Professional
                        Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2           Consent of PricewaterhouseCoopers LLP

         24 Power of Attorney (included with signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)        The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on June 18, 1999.

                                     USDATA CORPORATION


                                     By: /s/ ROBERT A. MERRY
                                         -------------------------------------
                                         Robert A. Merry
                                         Chief Executive Officer and President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Robert A. Merry and Robert L. Drury, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorney-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

SIGNATURE                                            CAPACITY                                    DATE
---------                                            --------                                    ----
/s/ ROBERT A. MERRY                                  Chief Executive Officer and President       June 18,1999
----------------------------------------
Robert A. Merry                                      (Principal Executive Officer)


/s/ ROBERT L. DRURY                                  Chief Financial Officer, Vice President     June 18, 1999
----------------------------------------
Robert L. Drury                                      Finance, Treasurer and Secretary
                                                     (Principal Financial and Accounting
                                                     Officer)

/s/ MAX D. HOPPER                                    Chairman of the Board and Director          June 18, 1999
----------------------------------------
Max D. Hopper


----------------------------------------             Director                                    June ___, 1999
Gary J. Anderson


----------------------------------------             Director                                    June ___, 1999
Stephen J. Andriole

/s/ JAMES W. DIXON                                   Director                                    June 18, 1999
----------------------------------------
James W. Dixon


/s/ JACK L. MESSMAN                                  Director                                    June 18, 1999
----------------------------------------
Jack L. Messman


/s/ ARTHUR R. SPECTOR                                Director                                    June 18, 1999
----------------------------------------
Arthur R. Spector

                               INDEX TO EXHIBITS

         Exhibit
         Number            Description of Exhibit
         -------           ----------------------

         4.1               USDATA Corporation Employee Stock Purchase Plan

         5.1               Opinion of Jenkens & Gilchrist, a Professional
                           Corporation

         23.1              Consent of Jenkens & Gilchrist, a Professional
                           Corporation (included in opinion filed as Exhibit
                           5.1 hereto)

         23.2              Consent of PricewaterhouseCoopers LLP

         24 Power of Attorney (included with signature page of this Registration Statement)